Exhibit 99.1

COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766

FOR IMMEDIATE RELEASE

WEDNESDAY, AUGUST 6, 2008

STRATEGIC HOTELS & RESORTS REPORTS SECOND QUARTER 2008 RESULTS

CHICAGO – August 6, 2008 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the second quarter ended June 30, 2008.

Second Quarter Company Highlights

•	Comparable funds from operations (Comparable FFO) was $0.49 per diluted share. Excluding residential sales, Comparable FFO was $0.48 per diluted share, unchanged from the prior year.

•

Comparable EBITDA was $74.1 million. Excluding residential sales, Comparable EBITDA was $73.2 million, an increase of 0.9 percent compared with $72.6 million in the prior year. Property-level EBITDA increased 7.3% for the comparable year-over-year portfolio.

•	The company’s cost management programs led to 60 basis points of EBITDA margin expansion in North America during the second quarter of 2008.

•	The company closed on the sale of the Hyatt Regency Phoenix on July 2nd for a gross sales price of $96.0 million yielding an 11.0% unleveraged IRR over the company’s ownership period.

Operating Results

•

North American total revenue per available room (Total RevPAR) increased 2.7 percent and revenue per available room (RevPAR) increased 2.5 percent driven by a 3.5 percent increase in average daily rate (ADR) during the second quarter of 2008.

•	European Same Store Total RevPAR increased 8.1 percent and RevPAR increased 7.4 percent driven by a 13.4 percent increase in ADR during the second quarter of 2008.

Laurence Geller, chief executive officer said, “Our second quarter results reflect successful execution of the corporate strategies we identified last year to deal with a slowing market. We generated additional liquidity through the sale of the Hyatt Regency Phoenix, and improved operating margins through the diligent application of cost management programs at both the corporate and property levels. These successful asset management systems, combined with the high quality of our portfolio, the benign supply dynamic, and the capital investments we’ve made during the past years, position us to compete in today’s market and thrive in the inevitable recovery.

“Lodging demand is linked to the overall economic environment which is complex, multi-faceted and difficult to predict today. As such, it is appropriate for our company to continue to take prudent and conservative steps to manage through this uncertain period.”

Financial Results

The company reported net income available to common shareholders of $11.6 million, or $0.15 per diluted share for the second quarter of 2008, compared with a net loss available to common shareholders of $25.3 million, or $0.34 per diluted share for the second quarter of 2007.

For the six-month period ending June 30, 2008, the company reported net income available to common shareholders of $4.5 million, or $0.06 per diluted share, compared with a net loss available to common shareholders of $34.9 million, or $0.46 per diluted share in the prior year period.

Adjusted EBITDA for the second quarter of 2008 was $79.7 million compared with $39.4 million for the second quarter of 2007. Comparable EBITDA for the second quarter of 2008 was $74.1 million compared with $79.0 million in the second quarter of 2007.

For the six-month period ending June 30, 2008, Adjusted EBITDA was $133.9 million compared with $90.0 million in the prior year period. Comparable EBITDA for the six-month period was $129.8 million compared with $135.5 million in the prior period.

Funds from Operations (FFO) for the second quarter of 2008 was $41.6 million, or $0.55 per diluted share, compared with $1.1 million, or $0.01 per diluted share in the second quarter of 2007. Comparable FFO for the second quarter of 2008 was $37.4 million, or $0.49 per diluted share, compared with $39.9 million, or $0.53 per diluted share in the second quarter of 2007.

For the six-month period ending June 30, 2008, FFO was $61.8 million, or $0.81 per diluted share, compared with $17.6 million, or $0.23 per diluted share in the prior year period. Comparable FFO for the six-month period was $60.8 million, or $0.80 per diluted share, compared with $62.4 million, or $0.82 per diluted share in the prior period.

Residential activity for the second quarter of 2008 contributed $0.9 million of EBITDA and $0.6 million of FFO, or $0.01 per diluted share, compared to $6.4 million of EBITDA and $3.8 million of FFO, or $0.05 per diluted share in the second quarter of 2007. Residential activity in the second quarter of 2007 included sales of hotel condominium units at the Hotel del Coronado.

For the six-month period ending June 30, 2008, residential activity contributed $1.0 million of EBITDA and $0.7 million of FFO, or $0.01 per diluted share, compared to $6.2 million of EBITDA and $3.6 million of FFO, or $0.05 per diluted share in the prior period.

Subsequent Events

On July 8, 2008 the company announced its Board of Directors had authorized a $50 million share repurchase program in conjunction with the sale of the Hyatt Regency Phoenix to Di Napoli Capital Partners L.L.C., in a joint venture with Pacific Coast Capital Partners, for a gross price of $96.0 million.

Quarterly Distribution

The Board of Directors previously declared on June 5, 2008 a quarterly dividend of $0.24 per share of common stock, payable to shareholders of record as of the close of business on June 30, 2008. The dividend was paid on July 10, 2008. Additionally, for shareholders of record as of June 20, 2008, the Board declared a quarterly dividend of $0.53125 per share of 8.50 percent Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25 percent Series B Cumulative Redeemable Preferred Stock, and $0.51563 per share of 8.25 percent Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on June 30, 2008.

2008 Outlook

Management is revising its full year 2008 guidance. The company estimates that Comparable EBITDA will be in the range of $248.4 million to $255.9 million, Comparable FFO in the range of $111.1 million to $118.6 million, and Comparable FFO per diluted share in the range of $1.46 to $1.56.

The company expects full year 2008 North American RevPAR and Total RevPAR to be in the range from a decrease of 1.0 percent to an increase of 1.0 percent.

The following tables reconcile projected full year 2008 net income available to common shareholders to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income Available to Common Shareholders	$38.5	$45.9
Gain on Sales of Assets	(35.5)	(35.5)
Depreciation and Amortization	110.9	110.9
Realized Portion of Deferred Gain on Sale Leasebacks	(5.0)	(5.0)
Deferred Tax on Realized Portion of Deferred Gain	1.6	1.6
Minority Interests	0.9	1.0
Adjustments from Consolidated Affiliates	(4.2)	(4.2)
Adjustments from Unconsolidated Affiliates	6.6	6.6
Hyatt Regency La Jolla Minority Interest	(3.6)	(3.6)
Other Adjustments	0.9	0.9

Comparable FFO	$111.1	$118.6
Comparable FFO per Diluted Share	$1.46	$1.56

	Low Range	High Range
Net Income Available to Common Shareholders	$38.5	$45.9
Gain on Sales of Assets	(35.5)	(35.5)
Depreciation and Amortization	112.1	112.1
Interest Expense	86.5	86.5
Income Taxes	11.7	11.7
Minority Interests	0.9	1.0
Adjustments from Consolidated Affiliates	(7.2)	(7.2)
Adjustments from Unconsolidated Affiliates	21.8	21.8
Preferred Shareholder Dividends	30.9	30.9
Realized Portion of Deferred Gain on Sale Leasebacks	(5.0)	(5.0)
Hyatt Regency La Jolla Minority Interest	(5.6)	(5.6)
Other Adjustments	(0.7)	(0.7)

Comparable EBITDA	$248.4	$255.9

Third Quarter 2008 Guidance

For the third quarter of 2008, the company estimates Comparable EBITDA in the range of $54.7 million to $57.7 million, Comparable FFO in the range of $20.9 million to $23.9 million, and Comparable FFO per diluted share in the range of $0.28 to $0.32.

The company expects third quarter 2008 North American RevPAR and Total RevPAR to decline between 3.0 percent and 1.0 percent.

The following tables reconcile projected third quarter 2008 net income available to common shareholders to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income Available to Common Shareholders	$31.4	$34.4
Gain on Sales of Assets	(35.0)	(35.0)
Depreciation and Amortization	25.0	25.0
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Deferred Tax on Realized Portion of Deferred Gain	0.4	0.4
Minority Interests	0.5	0.5
Adjustments from Consolidated Affiliates	(0.8)	(0.8)
Adjustments from Unconsolidated Affiliates	1.5	1.5
Hyatt Regency La Jolla Minority Interest	(1.0)	(1.0)

Comparable FFO	$20.9	$23.9
Comparable FFO per Diluted Share	$0.28	$0.32

	Low Range	High Range
Net Income Available to Common Shareholders	$31.4	$34.4
Gain on Sales of Assets	(35.0)	(35.0)
Depreciation and Amortization	25.3	25.3
Interest Expense	21.5	21.5
Income Taxes	1.7	1.7
Minority Interests	0.5	0.5
Adjustments from Consolidated Affiliates	(1.4)	(1.4)
Adjustments from Unconsolidated Affiliates	5.5	5.5
Preferred Shareholder Dividends	7.7	7.7
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Hyatt Regency La Jolla Minority Interest	(1.4)	(1.4)

Comparable EBITDA	$54.7	$57.7

Earnings Call

The company will conduct its second quarter 2008 conference call for investors and other interested parties on August 7, 2008 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-713-4218 (toll international: 617-213-4870) with pass code 56714906. To participate on the web cast, log on to www.strategichotels.com or https://www.theconferencingservice.com/prereg/key.process?key=PFERFJFLC 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on August 7, 2008, through 11:58 p.m. ET on August 14, 2008. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 78314819. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the second quarter information section.

Portfolio Definitions

North American hotel comparisons for the second quarter 2008 are derived from the company’s hotel portfolio at June 30, 2008, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons are derived from the company’s European owned and leased hotel properties at June 30, 2008, consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague and excluding the Renaissance Paris Hotel Le Parc Trocadero, which was acquired during the third quarter of 2007.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 19 properties with an aggregate of 8,347 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: demand for hotel rooms in our current and proposed market areas; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Rooms	$148,320	$132,186	$278,600	$250,070
Food and beverage	91,157	84,015	170,281	160,508
Other hotel operating revenue	29,074	27,318	56,228	53,060

	268,551	243,519	505,109	463,638
Lease revenue	1,402	5,689	2,689	10,101

Total revenues	269,953	249,208	507,798	473,739

Operating Costs and Expenses:
Rooms	35,448	31,178	68,573	60,965
Food and beverage	59,777	55,681	116,520	108,310
Other departmental expenses	64,216	58,574	126,778	116,773
Management fees	11,047	9,937	20,656	18,153
Other hotel expenses	15,317	15,413	31,359	31,195
Lease expense	4,534	3,886	8,861	7,666
Depreciation and amortization	30,197	25,315	57,800	50,139
Corporate expenses	7,566	8,062	14,996	15,179

Total operating costs and expenses	228,102	208,046	445,543	408,380

Operating income	41,851	41,162	62,255	65,359
Interest expense	(21,673)	(20,198)	(43,600)	(40,521)
Interest income	459	528	1,054	993
Loss on early extinguishment of debt	—	(160)	—	(4,479)
Equity in earnings of joint ventures	1,582	4,556	803	1,673
Foreign currency exchange gain (loss)	4,687	(2,015)	1,478	(3,670)
Other (expenses) income, net	(177)	19	(439)	15

Income before income taxes, minority interests, distributions in excess of minority interest capital, loss on sale of minority interests in hotel properties and discontinued operations	26,729	23,892	21,551	19,370
Income tax expense	(6,435)	(5,318)	(6,647)	(6,539)
Minority interest in SHR’s operating partnership	(233)	(233)	(165)	(156)
Minority interest in consolidated affiliates	(2,006)	(181)	(1,109)	(603)
Distributions in excess of minority interest capital	(784)	—	(784)	—

Income before loss on sale of minority interests in hotel properties and discontinued operations	17,271	18,160	12,846	12,072
Loss on sale of minority interests in hotel properties	(41)	—	(46)	—

Income from continuing operations	17,230	18,160	12,800	12,072
Income (loss) from discontinued operations, net of tax and minority interests	2,047	(36,029)	7,181	(32,038)

Net income (loss)	19,277	(17,869)	19,981	(19,966)
Preferred shareholder dividends	(7,722)	(7,462)	(15,443)	(14,924)

Net income (loss) available to common shareholders	$11,555	$(25,331)	$4,538	$(34,890)

Basic Income (Loss) Per Share:
Income (loss) from continuing operations available to common shareholders per share	$0.12	$0.14	$(0.04)	$(0.04)
Income (loss) from discontinued operations per share	0.03	(0.48)	0.10	(0.42)

Net income (loss) available to common shareholders per share	$0.15	$(0.34)	$0.06	$(0.46)

Weighted average common shares outstanding	75,000	74,833	74,991	75,341

Diluted Income (Loss) Per Share:
Income (loss) from continuing operations available to common shareholders per share	$0.12	$0.14	$(0.04)	$(0.04)
Income (loss) from discontinued operations per share	0.03	(0.48)	0.10	(0.42)

Net income (loss) available to common shareholders per share	$0.15	$(0.34)	$0.06	$(0.46)

Weighted average common shares outstanding	75,048	75,014	74,991	75,341

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2008	December 31, 2007
Assets
Investment in hotel properties, net	$2,453,713	$2,427,273
Goodwill	483,124	462,536
Intangible assets, net of accumulated amortization of $4,373 and $3,271	44,420	45,420
Assets held for sale	58,273	—
Investment in joint ventures	81,103	78,801
Cash and cash equivalents	91,175	111,494
Restricted cash and cash equivalents	43,270	39,161
Accounts receivable, net of allowance for doubtful accounts of $2,155 and $1,965	89,844	82,217
Deferred financing costs, net of accumulated amortization of $5,184 and $4,809	12,647	14,868
Deferred tax assets	43,165	41,790
Other assets	56,459	62,736

Total assets	$3,457,193	$3,366,296

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,377,654	$1,363,855
Exchangeable senior notes, net of discount	179,325	179,235
Bank credit facility	184,000	109,000
Liabilities of assets held for sale	4,204	—
Accounts payable and accrued expenses	239,675	266,324
Distributions payable	18,235	18,179
Deferred tax liabilities	40,751	36,407
Deferred gain on sale of hotels	120,763	114,292

Total liabilities	2,164,607	2,087,292
Minority interests in SHR’s operating partnership	11,598	11,512
Minority interests in consolidated affiliates	29,621	30,653

Shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 74,407,452 and
74,371,230 common shares issued and outstanding)	744	742
Additional paid-in capital	1,203,911	1,201,503
Accumulated deficit	(336,384)	(304,922)
Accumulated other comprehensive income (loss)	25,175	(18,405)

Total shareholders’ equity	1,251,367	1,236,839

Total liabilities and shareholders’ equity	$3,457,193	$3,366,296

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

	Three Months Ended June 30, 2008
	Actual	Guidance
Results vs. Previous Guidance
North American Total RevPAR growth	2.7%	3.0% - 5.0%
North American RevPAR growth	2.5%	5.0% - 7.0%

Comparable EBITDA (in millions)	$74.1	$71.8 - 74.8

Comparable FFO per diluted share	$0.49	$0.44 - 0.48

Weighted average diluted shares (in thousands) (a)	76,024

(in thousands, except per share information)
	June 30, 2008
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	74,407	74,407
Operating partnership units outstanding	976	976
Stock options outstanding	885	885
Restricted stock units outstanding	1,295	1,295

Combined shares, options and units outstanding	77,563	77,563
Common stock price at end of period	$9.37	$9.37

Common equity capitalization	$726,765	$726,765
Preferred equity capitalization	370,236	370,236
Consolidated debt	1,740,979	1,740,979
Pro rata share of unconsolidated debt	274,500	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(91,175)	(91,175)

Total enterprise value	$2,914,240	$2,746,805

Net Debt / Total Enterprise Value	62.4%	60.1%
Preferred Equity / Total Enterprise Value	12.7%	13.5%
Common Equity / Total Enterprise Value	24.9%	26.5%

Dividends Per Share
Common dividends declared (holders of record on March 28 and June 30, 2008)		$0.24

Preferred Series A dividends declared (holders of record on March 21 and June 20, 2008)		$0.53125

Preferred Series B dividends declared (holders of record on March 21 and June 20, 2008)		$0.51563

Preferred Series C dividends declared (holders of record on March 21 and June 20, 2008)		$0.51563

(a)	The calculation of weighted average diluted shares is consistent with the guidance prescribed by the National Association of Real Estate Investment Trusts.

Discontinued Operations

The results of operations of hotels sold or held for sale are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. On May 6, 2008, we entered into an agreement for the sale of the Hyatt Regency Phoenix for a gross sales price of $96.0 million. The transaction closed on July 2, 2008. On December 28, 2007, we sold the Hyatt Regency New Orleans for a net sales price of $28.0 million.

The following is a summary of income (loss) from discontinued operations for the three and six months ended June 30, 2008 and 2007 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Hotel operating revenues	$10,052	$10,058	$24,275	$23,555

Operating costs and expenses	7,711	7,738	16,189	16,036
Depreciation and amortization	461	725	1,151	1,450
Impairment losses	—	37,716	—	37,716

Total operating costs and expenses	8,172	46,179	17,340	55,202

Operating income (loss)	1,880	(36,121)	6,935	(31,647)

Interest expense	—	(679)	—	(1,353)
Interest income	1	345	1	811
Other expenses, net	(76)	(79)	(257)	(232)
Income tax benefit (expense)	265	36	175	(35)
(Loss) gain on sale of assets	(2)	—	414	—
Minority interests	(21)	469	(87)	418

Income (loss) from discontinued operations	$2,047	$(36,029)	$7,181	$(32,038)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Total revenues (100%)	$39,411	$34,076	$74,269	$64,574
Property EBITDA (100%)	$14,703	$12,230	$26,151	$22,102

Equity in earnings (losses) of joint venture (SHR 45% ownership)
Property EBITDA	$6,616	$5,504	$11,768	$9,946
Depreciation and amortization	(1,747)	(1,492)	(3,647)	(3,453)
Loss on sale of assets	—	(243)	—	(243)
Interest expense	(3,577)	(5,363)	(7,988)	(10,396)
Other expense, net	(6)	(28)	(34)	(78)
Income taxes	(38)	125	302	30

Equity in earnings (losses) of joint venture	$1,248	$(1,497)	$401	$(4,194)

EBITDA Contribution from investment in Hotel del Coronado
Equity in earnings (losses) of joint venture	$1,248	$(1,497)	$401	$(4,194)
Depreciation and amortization	1,747	1,492	3,647	3,453
Interest expense	3,577	5,363	7,988	10,396
Income taxes	38	(125)	(302)	(30)

EBITDA Contribution for investment in Hotel del Coronado	$6,610	$5,233	$11,734	$9,625

FFO Contribution from investment in Hotel del Coronado
Equity in earnings (losses) of joint venture	$1,248	$(1,497)	$401	$(4,194)
Depreciation and amortization	1,747	1,492	3,647	3,453

FFO Contribution for investment in Hotel del Coronado	$2,995	$(5)	$4,048	$(741)

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity Date
CMBS Mortgage and Mezzanine	4.54%	208 bp	$610,000	January 2011 (a)
Revolving Credit Facility	4.96%	250 bp	—	January 2011 (a)

			610,000

Cash and cash equivalents			17,023

Net Debt			$592,977

(a)	Includes extension options.

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2006	5.5%	$630,000	January 2009

CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2009	5.0%	$630,000	January 2011

Summary of Residential Activity

(in thousands)

On January 9, 2006, we purchased a 45% interest in a joint venture that owns the North Beach Venture development adjacent to the Hotel del Coronado. We account for this investment using the equity method of accounting. We own a 31% interest in a joint venture that is developing the Four Seasons Residence Club Punta Mita (RCPM) adjacent to the Four Seasons Punta Mita Resort. We account for this investment using the equity method of accounting. In addition, we engage in certain activities related to potential development projects such as condominium-hotel units, fractional ownership units and other for-sale residential units.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
North Beach Venture
Hotel condominium sales (100%)	$—	$46,672	$78	$46,672
Hotel condominium cost of sales (100%)	$(408)	$(31,963)	$(309)	$(31,963)

SHR’s 45% share
Hotel condominium sales	$—	$21,002	$35	$21,002
Hotel condominium cost of sales	(184)	(14,383)	(139)	(14,383)
Other income (expense), net	11	1	23	(35)
Income taxes	67	(2,557)	31	(2,557)

SHR’s share of net (loss) income	$(106)	$4,063	$(50)	$4,027

Net (loss) income	$(106)	$4,063	$(50)	$4,027
Income taxes	(67)	2,557	(31)	2,557

EBITDA Contribution for investment in North Beach Venture	$(173)	$6,620	$(81)	$6,584

FFO Contribution for investment in North Beach Venture	$(106)	$4,063	$(50)	$4,027

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Residence Club Punta Mita (RCPM)
SHR’s 31% share
Sales	$3,232	$135	$3,428	$874

EBITDA Contribution for investment in RCPM	$1,069	$(224)	$1,127	$(381)

FFO Contribution for investment in RCPM	$678	$(231)	$719	$(379)

SHR’s share of total residential activity:
Sales	$3,232	$21,137	$3,463	$21,876

EBITDA	$896	$6,396	$1,046	$6,203

FFO	$572	$3,832	$669	$3,648

Leasehold Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Paris Marriott Champs Elysees:
Property EBITDA	$6,092	$4,836	$10,096	$7,841

Revenue (a)	6,092	4,375	10,096	7,634

Lease Expense	(3,213)	(2,763)	(6,272)	(5,407)
Less: Deferred Gain on Sale Leaseback	(1,315)	(1,135)	(2,579)	(2,240)

Adjusted Lease Expense	(4,528)	(3,898)	(8,851)	(7,647)

EBITDA Contribution from Leasehold	$1,564	$477	$1,245	$(13)

Marriott Hamburg:
Property EBITDA	$1,668	$1,445	$3,229	$2,789

Revenue (a)	1,402	1,314	2,689	2,467

Lease Expense	(1,321)	(1,123)	(2,589)	(2,259)
Less: Deferred Gain on Sale Leaseback	(61)	(49)	(119)	(81)

Adjusted Lease Expense	(1,382)	(1,172)	(2,708)	(2,340)

EBITDA Contribution from Leasehold	$20	$142	$(19)	$127

Total Leaseholds:
Property EBITDA	$7,760	$6,281	$13,325	$10,630

Revenue (a)	7,494	5,689	12,785	10,101

Lease Expense	(4,534)	(3,886)	(8,861)	(7,666)
Less: Deferred Gain on Sale Leaseback	(1,376)	(1,184)	(2,698)	(2,321)

Adjusted Lease Expense	(5,910)	(5,070)	(11,559)	(9,987)

EBITDA Contribution from Leasehold	$1,584	$619	$1,226	$114

	June 30, 2008	December 31, 2007
Security Deposits (b):
Paris Marriott Champs Elysees	$13,902	$14,509
Marriott Hamburg	7,872	7,299

Total	$21,774	$21,808

(a)	Effective January 1, 2008, the operating results for the Paris Marriott Champs Elysees were consolidated in our financial statements. For the three and six months ended June 30, 2008, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three and six months ended June 30, 2007, Revenue for the Paris Marriott Champs Elysees represents lease revenue. For the three and six months ended June 30, 2008 and 2007, Revenue for the Marriott Hamburg represents lease revenue.
(b)	The security deposits are recorded in other assets on the consolidated balance sheets.

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income (loss) available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Diluted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net income (loss) available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (loss) available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO—Fully Diluted, EBITDA and Adjusted EBITDA.

Reconciliation of Net Income (Loss) Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income (loss) available to common shareholders	$11,555	$(25,331)	$4,538	$(34,890)
Depreciation and amortization—continuing operations	30,197	25,315	57,800	50,139
Depreciation and amortization—discontinued operations	461	725	1,151	1,450
Interest expense—continuing operations	21,673	20,198	43,600	40,521
Interest expense—discontinued operations	—	679	—	1,353
Income taxes—continuing operations	6,435	5,318	6,647	6,539
Income taxes—discontinued operations	(265)	(36)	(175)	35
Minority interests	254	(236)	252	(262)
Adjustments from consolidated affiliates	(2,601)	(632)	(4,272)	(1,660)
Adjustments from unconsolidated affiliates	5,608	7,096	11,597	14,175
Preferred shareholder dividends	7,722	7,462	15,443	14,924

EBITDA	81,039	40,558	136,581	92,324
Realized portion of deferred gain on sale leasebacks	(1,376)	(1,184)	(2,698)	(2,321)

Adjusted EBITDA	79,663	39,374	133,883	90,003

Gain on sale of assets—continuing operations	(17)	—	(134)	—
Loss (gain) on sale of assets—discontinued operations	2	—	(414)	—
Loss on sale of minority interests in hotel properties	41	—	46	—
Loss on sale of assets—unconsolidated affiliates	—	243	—	243
Impairment losses	—	37,716	—	37,716
Foreign currency exchange (gain) loss (a)	(4,687)	1,926	(1,478)	3,265
Hyatt Regency La Jolla minority interest (b)	(1,703)	—	(2,883)	—
Distribution in excess of minority interest capital	784	—	784	—
Termination costs—discontinued operations (c)	—	(469)	—	(400)
Planning costs—New Orleans Jazz District	—	—	—	227
Loss on early extinguishment of debt—continuing operations	—	160	—	4,479

Comparable EBITDA	$74,083	$78,950	$129,804	$135,533

(a)	Foreign currency exchange (gain) loss applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.
(b)	The minority interest partner’s share of the Hyatt Regency La Jolla’s property EBITDA is not deducted from net income (loss) available to common shareholders under GAAP accounting rules.
(c)	Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property.

Reconciliation of Net Income (Loss) Available to Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income (loss) available to common shareholders	$11,555	$(25,331)	$4,538	$(34,890)
Depreciation and amortization—continuing operations	30,197	25,315	57,800	50,139
Depreciation and amortization—discontinued operations	461	725	1,151	1,450
Corporate depreciation	(300)	—	(592)	—
Gain on sale of assets—continuing operations	(17)	—	(134)	—
Loss (gain) on sale of assets—discontinued operations	2	—	(414)	—
Loss on sale of minority interests in hotel properties	41	—	46	—
Realized portion of deferred gain on sale leasebacks	(1,376)	(1,184)	(2,698)	(2,321)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	410	354	804	699
Minority interests adjustments	(415)	(354)	(802)	(703)
Adjustments from consolidated affiliates	(1,361)	(326)	(2,636)	(878)
Adjustments from unconsolidated affiliates	1,747	1,736	3,647	3,696

FFO	40,944	935	60,710	17,192
Convertible minority interests	669	118	1,054	441

FFO—Fully Diluted	41,613	1,053	61,764	17,633
Impairment losses	—	37,716	—	37,716
Foreign currency exchange (gain) loss, net of tax (c)	(3,838)	1,301	78	2,640
Hyatt Regency La Jolla minority interest (b)	(1,193)	—	(1,782)	—
Distributions in excess of minority interest capital	784	—	784	—
Termination costs, net of tax—discontinued operations (a)	—	(286)	—	(244)
Planning costs, net of tax—New Orleans Jazz District	—	—	—	166
Loss on early extinguishment of debt—continuing operations	—	160	—	4,479

Comparable FFO	$37,366	$39,944	$60,844	$62,390

Comparable FFO per diluted share	$0.49	$0.53	$0.80	$0.82

Weighted average diluted shares	76,024	75,990	76,129	76,537

(a)	Termination costs, net of tax, included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property.
(b)	The minority interest partner’s share of the Hyatt Regency La Jolla’s property FFO is not deducted from net income (loss) available to common shareholders under GAAP accounting rules.
(c)	Foreign currency exchange (gain) loss applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity Date (b)
Bank Credit Facility	3.26%	80 bp		$184,000	March 2012
Fairmont Chicago	3.16%	70 bp		123,750	April 2012
Loews Santa Monica Beach Hotel	3.09%	63 bp		118,250	March 2012
Ritz-Carlton Half Moon Bay	3.13%	67 bp		76,500	March 2012
InterContinental Chicago	3.52%	106 bp		121,000	October 2011
InterContinental Miami	3.19%	73 bp		90,000	October 2011
InterContinental Prague (c)	5.69%	125 bp	(c)	163,738	March 2012
Westin St. Francis	3.16%	70 bp		220,000	August 2011
Marriott London Grosvenor Square (d)	7.05%	110 bp	(d)	153,874	October 2013
Fairmont Scottsdale Princess	3.02%	56 bp		180,000	September 2011
Hyatt Regency La Jolla	3.46%	100 bp		97,500	September 2012
Punta Mita land parcel promissory notes	N/A	N/A		33,042	August 2008 and 2009
Exchangeable senior notes	3.50%	Fixed		179,325	April 2012

				$1,740,979

(a)	Spread over LIBOR (2.46% at June 30, 2008).
(b)	Includes extension options.
(c)	Principal balance of €104,000,000 at June 30, 2008. Spread over EURIBOR (4.44% at June 30, 2008).
(d)	Principal balance of £77,250,000 at June 30, 2008. Spread over three-month GBP LIBOR (5.95% at June 30, 2008).

U.S. Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.42%	$75,000	April 2010
April 2005	4.59%	75,000	April 2012
June 2005	4.12%	50,000	June 2012
June 2006	5.50%	75,000	June 2013
August 2006	5.34%	100,000	August 2011
August 2006	5.42%	100,000	August 2013
September 2006	5.08%	100,000	February 2011
September 2006	5.10%	100,000	December 2010
September 2006	5.09%	100,000	September 2009
March 2007	4.81%	100,000	December 2009
March 2007	4.84%	100,000	July 2012

	4.99%	$975,000

European Interest Rate Swap

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£77,250	October 2013

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
September 2009	4.90%	$100,000	September 2014
December 2009	4.96%	100,000	December 2014
April 2010	5.42%	75,000	April 2015
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$475,000

At June 30, 2008, future scheduled debt principal payments (including extension options) are as follows:

Years ended December 31,	Amount (in thousands)
2008 (remainder)	$17,245
2009	15,797
2010	9,015
2011	620,015
2012	937,342
Thereafter	141,565

Total	$1,740,979

Percent of fixed rate debt including U.S. and European swaps	77.0%
Weighted average interest rate including U.S. and European swaps	5.14%
Weighted average maturity of fixed rate debt	5.13

Under Construction and Completed Capital Projects

(images of completed projects available on the company’s website)

Hotel	Project Description	Completed
Fairmont Chicago	ENO, wine tasting room *	Q2 08
	Lobby renovation	Q2 08
	Guest room renovation	Q2 08
	Spa and fitness center	Q1 08
	Gold lounge	Q4 06
	Sushi bar	Q4 06

Fairmont Scottsdale Princess	Main building guest room renovation	In Construction
	Michael Mina operated Bourbon Steak Restaurant	Q1 08
	Midnight Oil operated Stone Rose Bar	Q1 08
	Gold room renovation	Q1 08
	GM house conversion - 1 room addition	Q1 08

Four Seasons Mexico City	Guest room renovation	Q1 06

Four Seasons Punta Mita	Lobby bar	Q1 08
	Oasis room and river pool - 23 room addition	Q2 07
	Fitness center expansion	Q1 07
	Coral suite - 5 room addition	Q1 07
	Retail expansion	Q4 06
	Tamai pool	Q4 06
	Tamai garden	Q4 06
	Beachfront restaurant addition	Q4 06
	Arena suite - 5 room addition	Q1 06

Four Seasons Washington, D.C.	Lobby renovation	In Construction
	Michael Mina operated Bourbon Steak Restaurant	In Construction
	Presidential suite renovation	In Construction
	11 room expansion	In Construction

Hotel del Coronado	Retail reconfiguration / renovation	Q2 08
	ENO, wine tasting room *	Q1 08
	Guest room renovation	Q2 07
	Restaurant renovation	Q2 07
	Beach Village - 78 room addition	Q2 07
	Spa & fitness center / beach club	Q1 07

InterContinental Chicago	Starbucks	Q3 07
	Meeting space addition	Q3 07
	ENO, wine tasting room *	Q4 06

InterContinental Miami	Spa and fitness center	Q3 08
	Starbucks	Q3 06

InterContinental Prague	Partial guest room renovation	Q2 07

Loews Santa Monica	Partial guest room renovation	In Construction
	Restaurant renovation	Q4 04

Marriott London Grosvenor Square	Basement reorganization	In Construction
	Gordon Ramsay operated Maze Grill Restaurant	Q2 08
	Concierge lounge	Q2 08
	Guest room renovation	Q1 08

Renaissance Paris Hotel Le Parc Trocadero	Renaissance brand conversion	Q1 08

Ritz-Carlton Half Moon Bay	ENO, wine tasting room expansion	In Construction
	Restaurant and lounge renovation	In Construction
	Suite renovation	Q1 08
	Outdoor patios / guest room fireplaces	Q3 06
	Ocean terrace addition	Q2 06
	Restaurant expansion	Q4 05
	ENO, wine tasting room*	Q3 05
	Retail expansion	Q3 05

Ritz-Carlton Laguna Niguel	Meeting space renovation	Q4 07
	Suite renovation / conversion - 3 room addition	Q2 07
	ENO, wine tasting room *	Q1 07

Westin St. Francis	Guest room and corridor renovation	In Construction
	Lobby bar	Q3 08

*	Strategic’s branded wine room concept

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments are the (i) exclusion of unconsolidated Hotel del Coronado, (ii) exclusion of Renaissance Paris Hotel Le Parc Trocadero results for the three and six months ended June 30, 2008 and 2007, (iii) exclusion of Hyatt Regency New Orleans as this property’s results of operations were reclassified to discontinued operations for the three and six months ended June 30, 2008 and 2007 and (iv) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of June 30, 2008)

11 Properties

5,982 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$243.56	$235.96	3.2%		$242.25	$233.66	3.7%
Average Occupancy	76.2%	77.2%	(1.0	) pts	73.4%	75.4%	(2.0	) pts
RevPAR	$185.68	$182.08	2.0%		$177.79	$176.10	1.0%
Total RevPAR	$351.47	$345.71	1.7%		$335.90	$334.34	0.5%
Property EBITDA Margin	27.9%	27.2%	0.7	pts	25.2%	25.5%	(0.3	) pts

Mexican Hotels (as of June 30, 2008)

2 Properties

413 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$482.13	$464.82	3.7%		$544.60	$509.70	6.8%
Average Occupancy	72.4%	70.0%	2.4	pts	73.3%	72.9%	0.4	pts
RevPAR	$348.92	$325.37	7.2%		$399.02	$371.73	7.3%
Total RevPAR	$627.40	$553.29	13.4%		$688.98	$615.54	11.9%
Property EBITDA Margin	36.2%	37.0%	(0.8	) pts	40.5%	39.1%	1.4	pts

North American Hotels (as of June 30, 2008)

13 Properties

6,395 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$256.85	$248.17	3.5%		$259.91	$248.84	4.4%
Average Occupancy	76.0%	76.7%	(0.7	) pts	73.4%	75.2%	(1.8	) pts
RevPAR	$195.23	$190.46	2.5%		$190.73	$187.19	1.9%
Total RevPAR	$367.61	$357.85	2.7%		$356.55	$350.29	1.8%
Property EBITDA Margin	28.7%	28.1%	0.6	pts	27.0%	26.8%	0.2	pts

European Same Store Hotels (as of June 30, 2008)

4 Properties

1,079 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change		2008	2007	Change
Average Daily Rate	$391.86	$345.55	13.4%		$356.81	$310.43	14.9%
Average Occupancy	79.8%	84.2%	(4.4	) pts	75.9%	79.8%	(3.9	) pts
RevPAR	$312.60	$291.04	7.4%		$270.75	$247.87	9.2%
Total RevPAR	$444.10	$410.73	8.1%		$385.66	$358.44	7.6%
Property EBITDA Margin	41.3%	42.0%	(0.7	) pts	37.6%	38.0%	(0.4	) pts